SUN TECHNOLOGY ENTERPRISES, INC.
                       DEVELOPMENT AND PURCHASE AGREEMENT

This Agreement is made and entered into by and between Sun Microsystems, Inc., a Delaware corporation having its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043 and acting by and through the SunConnect unit of its subsidiary Sun Technology Enterprises, Inc. ("SunConnect"), and Network Peripherals Inc., a California corporation having its principal place of business at 1371 McCarthy Boulevard, Milpitas, CA 95035 ("NP").

1.0           DEFINITIONS

              1.1 "Administrator(s)" means the individuals listed in Section 28 below, or an individual designated by such Administrator.

              1.2 "BOM" means the Bill of Materials describing the OEM Products as they are to be delivered to SunConnect set forth in Exhibit A-4, which may be modified with the mutual written agreement of each party's Administrator.

              1.3 "Development Deliverable" means each deliverable required pursuant to the Development Schedule and Deliverables.

              1.4 "Development Schedule and Deliverables" means the schedule of tasks, deliverables and completion dates set forth in Exhibit B.

              1.5 "Documentation" means the user manual and other written materials related to the OEM Products as described in the Product Specification and Development Deliverables.

              1.6 "NP Products" means the OEM Products minus the Sun-Unique Elements.

              1.7 "OEM Products" means the FDDI Adapter for the SBbus/Solaris systems product line described in the Product Specification (SunLink FDDI/S 3.x), and any additional products the parties add by mutual consent. The term "OEM Products" shall include Documentation except with respect to those instances where this Agreement separately refers to Documentation.

              1.8 "Proprietary Information" means that information which SunConnect and NP desire to protect against unrestricted disclosure or competitive use and which, if disclosed in writing, is designated as such in writing by the disclosing party or, if disclosed orally, is announced as confidential at the time of its disclosure by the disclosing party and within thirty (30) days thereafter is summarized in writing and such summary is provided to the receiving party.

              1.9 "Product Specification" means the description of the OEM Products set forth in Exhibits A, A-1 and A-2.

              1.10 "SunConnect Modification" means any modification, enhancement, extension or addition of or to the OEM Products, in source or object code form, developed by or on behalf of SunConnect (but excluding modifications developed by NP pursuant to this Agreement).

              1.11 "Sun-Unique Elements" means those elements of the OEM Products listed in Exhibit C attached hereto.

              1.12  "Service  Provider"  means an entity  which  SunConnect  has
authorized  to  provide  product   support  to  customers,   which  may  include
distributors, resellers and support partners.

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2.0           DEVELOPMENT OF OEM PRODUCTS

              2.1 Development of OEM Products. NP and SunConnect will develop and test the OEM Products in accordance with the milestones, delivery dates and testing requirements set forth in the Development Schedule and the pre-FCS "SunLink FDDI/S 3.x Quality Assurance Plan attached hereto as Exhibit A-3. Changes to the Development Schedule and/or the Product Specification may be made with the mutual written consent of the Administrators of both parties.

              2.2 * "Confidential portion has been omitted and filed separately with the Commission."

              2.3 Acceptance of Deliverables. SunConnect shall acknowledge in writing or by electronic mail its receipt of each Development Deliverable. SunConnect will notify NP as soon as possible whether the Development Deliverable is accepted or rejected, provided that each Development Deliverable will be deemed automatically accepted if SunConnect's Administrator fails to notify NP in writing that SunConnect accepts or rejects such deliverable within thirty (30) days from the date of its delivery.

              2.4  Correction of Errors in  Deliverables.  If, within the thirty
(30) day acceptance period, SunConnect notifies NP in writing that an Development Deliverable fails to satisfy the criteria set forth in the Development Schedule or Product Specification and provides NP with a written explanation thereof, NP will have five (5) days to provide SunConnect with a revised schedule for correcting the defect(s) in the non-conforming Development Deliverable and shall promptly institute and diligently execute such corrections.

              2.5 FCS Decision. Pursuant to the Development Schedule, SunConnect is responsible for making a "Go/ No Go" decision regarding the first customer ship of the OEM Products. SunConnect will notify NP in writing of the result of the Go/ No Go decision within two days after the decision is made. If the decision is a "go," then this decision will authorize NP to begin the production phase for the OEM Products and to ship the OEM Products to SunConnect under the terms set forth below.

3.0           DOCUMENTATION

              3.1 Documentation Deliverables. Development Deliverables related to Documentation are set forth in Exhibit B.

              3.2 Post-FCS Documentation. The parties will negotiate in good faith to determine who will be responsible for writing and implementing revisions to the Documentation, and how related costs shall be allocated. NP will not distribute any modified Documentation without the prior written approval of the SunConnect Administrator.

              3.3  Quality  of  Documentation  Shipped  by NP.  The  quality  of
Documentation for the OEM Products shipped by NP at and after FCS must be comparable with the quality of the current SunLink FDDI/S 2.0 documents. (Notwithstanding the foregoing sentence, the documentation to be provided to beta sites by NP may be xeroxed copies of the beta-stage documentation delivered by SunConnect to NP.) Promptly after the Effective Date. NP will develop a quality plan to ensure that the Documentation meets the Quality requirements for post FCS documentation, and shall submit such quality plan to SunConnect's Administrator for approval. After such approval the documentation quality plan shall be attached as part of the Quality Assurance Plan described in Section 8.1 below. SunConnect shall also have the right to approve the quality of the completed Documentation prior to shipment.

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4.0.           OWNERSHIP

              4.1 * "Confidential portion has been omitted and filed separately with the Commission."


              4.2 * "Confidential portion has been omitted and filed separately with the Commission."

5.0           MAINTENANCE, SUPPORT AND TRAINING.

              5.1 Support to Customers. Customer support for OEM Products, SunLink FDDI/S 1.0 and SunLink FDDI/S 2.0 products shall be provided as set forth in Exhibit E.

              5.2 OEM Product Repair and Replacements Under Warranty. If a SunConnect Service Provider receives an OEM Product which is eligible for warranty service by NP under NP's warranty set forth in Section 23 below, then the Service Provider will return such OEM Product to NP for repair or replacement, and NP shall repair or replace such OEM Product in accordance with the warranty provided under Section 23.

              5.3 OEM Product Repair and  Replacements  Out of Warranty.  Repair
and Replacement Prices for OEM Products which are not eligible for service under NP's warranty ("Out of Warranty OEM Products") are set forth in Exhibit F. NP will replace Out of Warranty OEM Products for SunConnect and SunConnect's Service Providers, and will repair Out of Warranty OEM Products for SunConnect, SunConnect's Service Providers, customers, distributors and resellers in accordance with the procedures and prices in Exhibit F.

              5.4 TOI. NP will provide SunConnect with the information described in the "Transfer of Information" attached as Exhibit E, and will comply with the procedures set forth therein. NP hereby grants SunConnect an unrestricted, fully-paid license to use, duplicate, and distribute any TOI materials in whatever fashion SunConnect or its Service Providers deem useful to provide traning in the use of the OEM Products.

6.0 * "Confidential portion has been omitted and filed separately with the Commission."

7.0           DISTRIBUTION OF NP PRODUCTS

              7.1 No Distribution of OEM Products by NP. NP may not sell or distribute the OEM Products, or any other products containing any SunConnect-Unique Element without the express written consent of the SunConnect Administrator.

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8.0           PRODUCTION OF OEM PRODUCTS

              8.1 Quality Assurance. Attached hereto as Exhibit J is NP's Quality Systems Manual for FCS and subsequent shipments for ensuring quality standards of the OEM Products.

              8.2 NP  Responsibilities.  Except as set for in Section 8.3 below,
NP will be responsible for all aspects of manufacturing, assembling, testing, packaging and delivery of the OEM Products to the SunConnect-designated location(s). Each OEM Product delivered to SunConnect will meet the requirements set forth in Exhibits A (Product Specifications), B (Development Schedule and Deliverables), A-4 (BOM), J (Quality Systems Manual), K-1 (Inbound)Outbound Packaging Requirements), K-2 (Engineering Specification for Part Identification Label), K-3 (Corporate Shipping Container Graphics Guideline), K-4 (Shipping Carton Color Standard), K-5 (Specification for A SunConnect Color: SunConnect Medium Purple), K-6 (Routing Guide) and Section 15 (Trademark License). SunConnect shall have the right, on reasonable notice, to audit NP's premises and records to verify compliance with these requirements. At least thirty (30) days prior to NP's distribution of the first copy of each commercial release of an OEM Product bearing the Sun Trademarks and Trade Dress (as defined in Section 15 below), NP shall provide SunConnect's Administrator with written certification that NP has adequately reviewed and tested such OEM Product and that it conforms to the requirements of this Section 8.2. NP shall keep written records of such testing and make them available to SunConnect promptly upon written request.

              8.3      Other Responsibilities.

                       a. Compact Disks. SunConnect will initially be responsible for the mastering of the compact disk to be included in the OEM Products. NP will purchase the compact disks from SunConnect's vendor in accordance with Section 8.11. (Nothing herein shall be deemed to limit SunConnect's right to continue to order and purchase products from the vendors fisted in Exhibit M.) After the FCS of the OEM Products, NP will use its best efforts to identify and reach terms with a compact disk manufacturer within nine
(9) months of the Effective Date, pursuant to which NP would master compact disks without SunConnect's assistance. NP will promptly provide SunConnect's Administrator with the details of such agreement, including without limitation all pricing terms. SunConnect may, at its option and in its sole discretion, authorize NP to master compact disks directly, subject to SunConnect's approval of content and quality.

                       b. Packaging Artwork. SunConnect shall design the artwork for the OEM Product packaging. The completed artwork is a SunConnect Deliverable to NP.

              8.4 Copyright Notices. The Documentation shall bear a copyright notice in the form (C)Sun Microsystems 19__. NP shall put a copyright notice on the software components of the OEM Products and NP Products incorporating the SunLink Source Code stating (C)Network Peripherals 19__, portions (C)Sun Microsystems 19__. NP may put an NP copyright notice on the board component of the OEM Products.

              8.5 NP Improvements. NP agrees to keep SunConnect informed of any improvements to of replacements for existing NP Products or OEM Products planned to be made available during the term of this Agreement. NP agrees to notify SunConnect's Administrator of such improvements in writing not less than 90 days prior to shipment of NP Products incorporating such improvements to third parties or customers and shall make available such improvements for OEM Products at no charge to SunConnect, provided that such improvements do not significantly affect the form, fit and function of the OEM Product in ways that differ from any change in the form, fit or function of the corresponding NP Product. SunConnect may elect to incorporate such improvements into the OEM Products by notifying NP in

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writing within 30 days after notification of such improvements. If SunConnect so notifies NP within the 30 day period, then NP will ensure that any NP Improvements are incorporated into OEM Products at least as early as they am incorporated into NP Products. The terms of Section 10.2 * "Confidential portion has been omitted and filed separately with the Commission." will continue to apply to any improved OEM Products.

              8.6 NP Modifications. NP will not implement any changes in design or manufacture that might affect form, fit or function of the OEM Products, including without limitation, changes in performance, maintenance procedures, interchangeability, interconnectability, reliability or compatibility of OEM Products, without the prior written consent of a SunConnect Administrator and such consent shall not be unreasonably withheld.

              8.7       Mandatory Changes.

                       a. "Mandatory Changes," as used herein means any change necessary to ensure that OEM Products comply with the following standards, as such standards are constituted on the date of shipment: (1) the Product Specification; (2) applicable laws or regulations; or (3) recognized and accepted commercial safety standards for similar products. NP will. at its own expense, supply SunConnect or SunConnect's Service Providers (as directed by SunConnect) parts kits and detailed rework instructions for all OEM Products purchased by SunConnect affected by any Mandatory Change, regardless of whether such OEM Products have been delivered to SunConnect, its customers, resellers or distributors.

                       b. If a Mandatory Change requires replacement of products already delivered to SunConnect's customers, resellers and distributors, then SunConnect or SunConnect's Service Provider(s) shall implement such replacements in accordance with the reasonable instructions provided by NP. NP shall be responsible for all necessary and reasonable costs incurred by SunConnect or its Service Provider(s) in any replacement of products delivered to SunConnect's customers, distributors and resellers which is required by Section 8.7(a).

              8.8       O/S and Platform Changes.

                       (a) "Systems Changes," as used herein means any change necessary to ensure that NP Products remain compatible with new versions of the Sun Operating System and new versions of the Sun platform. NP will use its best commercial efforts to develop Systems Changes. NP agrees to notify SunConnect within a reasonable period of time after the release of a new version of the Sun Operating System or Sun Platform of Systems Changes planned for the NP Products and shall make available such System Changes for OEM Products at no charge to SunConnect. SunConnect may elect to incorporate System Changes into the OEM Products by notifying NP in writing within 30 days after notification of such System Changes. If SunConnect so notifies NP within the 30 day period, than NP will ensure that any System Changes are available incorporated into OEM Products at least as early as they are incorporated into NP Products. The terms of
Section 10.2 * "Confidential portion has been omitted and filed separately with the Commission." will continue to apply to any revised OEM Products.

                       (b) When Systems Changes am not planned for the NP Products, then SunConnect may request such changes in accordance with Section
8.9 and the parties will mutually develop a development schedule.

                       (c) NP will perform all required compatibility testing for all new Sun Operating Systems and new Sun platforms at NP's expense. SunConnect will provide NP with the necessary equipment and operating system software to perform such testing.

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               8.9     SunConnect Requested and Required Changes.

                       a. SunConnect may, at any time, require changes in writing to any of the following: method of shipment or packing; place of delivery, or the Exhibits marked with an * in Section 29.8 ("Required Change"). In addition, SunConnect may, at any time, request changes to applicable drawings, designs or specifications, or to ensure compatibility with other new or modified SunConnect products ("Requested Change").

                       b. If a Required or Requested Change causes an increase in the cost or the time required by NP for performance of any purchase order issued under this Agreement and NP so notifies SunConnect in writing, then if SunConnect wishes such Requested or Required Change to be made, an equitable adjustment will be made in the price or delivery schedule or both and the Agreement and/or any applicable purchase order will be modified accordingly in writing. Claims by NP for adjustment due to a SunConnect Requested or Required Change order must be made within fifteen (15) days from the date of NP's receipt of the change order; provided, however, that such period may be extended upon the written approval of SunConnect.

                       c. If any SunConnect Requested or Required Change requires reworking of any OEM Product already delivered to SunConnect, NP will, at SunConnect's expense, supply components for all OEM Products purchased by SunConnect affected thereby.

              8.10 NP Purchase from SunConnect Suppliers. NP may purchase specific components for the OEM Products from specified SunConnect suppliers as SunConnect's authorized sub-contractor as set forth on Exhibit M. NP shall comply with all applicable provisions of the SunConnect contract with such suppliers. SunConnect agrees to provide NP with the text of applicable provisions. All items so purchased must be used in OEM Products, and may not be used in NP Products or other products without the express written consent of SunConnect.

              8.11 NP Sub-Contractors. NP may subcontract the production of components of the OEM Products to suppliers, provided that each such supplier agrees to and fulfills all quality and compliance requirements set forth in this Agreement and its Exhibits.

              8.12 Future Cooperation. The parties agree to work together to evaluate and develop new technologies and products for FDDI network interface cards as mutually agreed to. If new products are developed, the parties will negotiate an agreement with terms as similar as possible to this Agreement, except that product specifications, pricing and leadtimes may be different for such new products.

9.0           PURCHASE OF OEM PRODUCTS

              9.1 Orders. SunConnect shall order OEM Products by telecopier, telephone, electronic data interchange ("EDI") as specified in Section 16.3, and/or in writing on SunConnect's standard purchase order form. Each telephone order shall be confirmed by a hard-copy purchase order within five (5) days after the placement of such telephone order. All orders for OEM Products will be governed by this Agreement and shall not be governed by the terms of SunConnect's or NP's purchase order, acceptance or other form documents. This Agreement does not constitute a purchase order SunConnect shall be liable under this Agreement only for those OEM Products covered by a SunConnect purchase order.

              9.2 Sale to SunConnect Subcontractors. NP shall sell and license OEM Products under the pricing and terms set forth in this Agreement to SunConnect-designated subcontractors ("Subcontractors") upon express written authorization by SunConnect. SunConnect shall be liable to pay only for OEM Products ordered by and invoiced directly to SunConect and shall not be liable to pay for

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any OEM Products ordered by Subcontractors. All purchases made by Subcontractors shall be added to SunConnect's cumulative volume of OEM Products purchased.

              9.3 Forecasts. SunConnect shall supply a six month rolling forecast by the 10th day of each month, with the first two months broken out by week. The first two months shall be backed by a purchase order which is non-cancelable. The third month of the forecast is a firm commitment, which may be rescheduled as specified in Section 14.1.

              9.4 SoftwarelFirmware License. With respect to OEM Products which contain NP software and/or firmware (Software'). NP hereby grants to SunConnect a perpetual, nontransferable, nonexclusive license to use, market, distribute and sublicense the use of the Software in object code form only, and to authorize others to do the foregoing, solely in conjunction with the sale, license, loan of distribution of the OEM Products.

              9.5 * "Confidential portion has been omitted and filed separately with the Commission."

10.0          PRICE OF OEM PRODUCT(S).

              10.1 Pricing. The prices and applicable discounts for the OEM Products are specified in Exhibit N. The prices set forth in Exhibit N do not include freight or taxes, and all applicable federal, state and local sales or use taxes shall be separately stated on NP's invoice. SunConnect shall be liable to NP for the payments of such sales or use taxes only if SunConnect has failed to comply with the statutory resale tax certificate requirements of states where appropriate.

              10.2 * "Confidential portion has been omitted and filed separately with the Commission."

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              10.3 * "Confidential portion has been omitted and filed separately with the Commission."

              10.4 Price Notification. During the tenth week of each calendar quarter, NP will provide to a SunConnect Administrator a written confirmation of the price of each OEM Product and component thereof, as such price has been determined in accordance with Sections 10.1 10.3. NP will provide such price confirmation whether or not any price has changed from the previous quarter. The prices set forth in such notification will be deemed accepted if SunConnect fails to notify NP in writing of any disagreement within 10 days after receipt of the notification by the SunConnect Administrator.

              10.5 Special Requests. If SunConnect requests NP to manufacture or deliver OEM Products to SunConnect on special terms which will cause an increase in the manufacturing cost to NP, then NP shall notify the SunConnect Administrator in writing, specifying the additional costs and available options. SunConnect shall have 10 day to accept or reject such additional costs. Failure to respond shall be deemed a rejection of such additional costs and such special terms.

11.0          SHIPMENT AND DELIVERY

              11.1 Leadtimes and Delivery Dates. Leadtimes for OEM Products are set forth in Exhibit N. NP agrees to accept and deliver the full quantity of OEM Products ordered on the delivery dates requested by SunConnect, to the extent that such dates are in conformance with leadtimes set forth in Exhibit N, or otherwise mutually-agreed to delivery dates ("Agreed Delivery Date"). If SunConnect requests delivery dates earlier than the leadtimes set forth in Exhibit N, NP agrees to use commercially reasonable efforts to meet such requested delivery dates or to propose the earliest possible alternate delivery dates.

              11.2 Delayed Delivery Dates. If NP is unable to deliver OEM Product on the Agreed Delivery Date, NP shall promptly notify the appropriate SunConnect materials management personnel (as identified by the SunConnect Administrator), giving SunConnect a new delivery date. SunConnect may, at its option, (1) accept the new delivery date, (2) reschedule the purchase order, (3) require NP, at NP's expense, to use any expedited transportation methods that are available to deliver the OEM Products to SunConnect or a designated customer via Drop Ship as quickly as possible, or, if new date is greater than 5 days after Agreed Delivery Date, (4) cancel the purchase order without liability. In all cases, NP agrees to respond to SunConnect's purchase orders within 3 days after receipt. Time is of the essence with respect to this agreement.

              11.3 Overshipments. SunConnect will pay only for quantities ordered. At SunConnect's option, overshipments will be returned to NP at NP's risk freight collect. NP shall credit SunConnect with the amount of outbound freight attributable to such returned overshipments.

              11.4 Early  Shipments.  For OEM Products  delivered more than five
(5) days in advance of the Agreed Delivery Date(s), SunConnect may (i) return such OEM Products to NP freight

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collect,  or (ii) accept such OEM Products  with  payment  based upon the Agreed
Delivery Date(s) and not the date of receipt by SunConnect.

              11.5 Partial Deliveries. NP shall use reasonable efforts to deliver the full number of OEM Products ordered by SunConnect on the Agreed Delivery Date(s). If NP is unable to deliver the full number of OEM Products ordered, NP shall notify SunConnect promptly, and SunConnect shall consent to such partial delivery provided that the Agreed Delivery Date is met for the deliverable portion. Partial deliveries shall be separately invoiced by NP and paid for by SunConnect without regard to subsequent deliveries. The undelivered portion of the order shall be subject to the terms of Section 11.2.

              11.6 * "Confidential portion has been omitted and filed separately with the Commission."

               11.7     Shipping Documents and Markings.

                       a. Shipping labels and containers must comply with the requirements set forth in Section 8.2 above.

                       b. Shipping documentation must be complete and accurate. This documentation must include the SunConnect part number, the manufacturer's part number, the total quantity shipped, the SunConnect purchase order number, the number of shipping containers in the delivery, the quantity per shipping container, indication of partial/complete shipment and the waybill/Bill of Lading number.

              11.8 Shipping Reports. NP will deliver to SunConnect shipping reports specified in Exhibit O.

              11.9 * "Confidential portion has been omitted and filed separately with the Commission."

              11.10  *   "Confidential   portion  has  been  omitted  and  filed
separately with the Commission."

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              11.11 Import and Export Licenses. NP shall provide all information under its control which is necessary or useful for SunConnect to obtain any export or import licenses required for SunConnect to ship or receive OEM Products, including, but not limited to, U.S. customs certificates of delivery, affidavits of origin, and U.S. Federal Communications Commissions identifier, if applicable. The parties agree not to export or re-export, or cause to be exported or re-exported, the OEM Product, any technical data of any kind received hereunder, or the direct product of such technical data, without complying with the laws of the United States, regulating the same.

              11.12 End of Term Orders. Purchase orders placed by SunConnect prior to the end of the Term for which the Agreed Delivery Date(s) are after the end of the Term shall continue to be governed by the terms and conditions of this Agreement.

12.0          PAYMENT

              12.1 Invoice Contents. Upon shipment of OEM Products ordered, NP will submit an invoice showing invoice number and date, remit to address, the purchase order number, SunConnect part number, description of each OEM Product, quantity of each OEM Product, unit prices, each applicable tax and extended totals.

              12.2 Payment of Invoice. SunConnect shall be invoiced upon shipment of OEM Product and shall pay each invoice when due. Payment terms are * "Confidential portion has been omitted and filed separately with the Commission." days after shipment to SunConnect's "Ship to" location of the OEM Product covered by the invoice, unless SunConnect notifies NP prior to the payment due date that such OEM Products am defective or nonconforming in any manner.

              12.3 Payment Not Acceptance. SunConnect's payment of an invoice does not constitute acceptance of OEM Products. Invoices will be subject to adjustment for errors, shortages, defects in OEM Products or other failure of NP to meet the requirements of this Agreement.

13.0          ACCEPTANCE AND QUALITY

              13.1 Compliance with Standards. Each OEM Product delivered to SunConnect shall meet all requirements set forth in Section 8.2. SunConnect shall not be required to accept any such OEM Product which does not meet such standards.

              13.2 Audits. SunConnect or its agent may perform reasonable source inspection and quality assurance audits at NP's facility. SunConnect retains the right to periodically audit NP's facilities and records to validate incoming quality data, test yield data and manufacturing yield data.

              13.3 Quality Reports. Within 7 days after the end of each month, NP shall provide to a SunConnect Administrator a written quality report in a form approved by a SunConnect Administrator for the immediately preceding month.

              13.4 Effect of Defects. If any of the OEM Products are defective in material or workmanship or are otherwise not in conformity with the requirements of this Agreement, NP and SunConnect will work together to develop a plan to correct such defects or nonconformities. If a plan has not been agreed to within five (5) business days, then SunConnect may either:

                       a. Reject and return an entire lot(s) for replacement in which event NP shall, at NP's expense, replace Product(s) within twenty (20) working days;

                       b. Perform one-hundred percent (100%) testing, at NP's expense, retain all conforming Product and reject all nonconforming Product. Any Product that has been rejected or required to be corrected must be replaced or corrected by and at the expense of NP promptly after notice; or

                       c. Accept it with a mutually agreed-upon adjustment in price.

              13.5 Returns. NP shall issue a Return Material Authorization ("RMA") within two (2) business days after SunConnect's request to return defective OEM Products pursuant to the product warranty procedure as described under Section 23. Any additional terms of the RMA procedure shal1 be mutually agreed to between the parties. SunConnect shall include the RMA number with all returns.

14.0          RESCHEDULING AND CANCELLATION.

              14.1 Rescheduling. SunConnect may reschedule all or any part of any purchase order or forecast under this Agreement for a new delivery date up to ninety (90) days after the Agreed Delivery Date in accordance with the limits as follows:

------------------------------------- ---------------------------------- -----------------------------------
Number  of  Days   Prior  to  Agreed  Maximum  Dollar Value of Purchase  Date  on  Which  Delivery  Must Be
Delivery Date  Reschedule  Notice is  Order Which May Be Rescheduled     Accepted
Received
------------------------------------- ---------------------------------- -----------------------------------
            61 - 90 Days              * "Confidential portion has been omitted and filed separately with the Commission."

------------------------------------- ----------------------------------------------------------------------
            0 - 60 Days               * "Confidential portion has been omitted and filed separately with the Commission."

------------------------------------- ----------------------------------------------------------------------


Purchase orders may not be rescheduled more than twice.

                       14.2 * "Confidential portion has been omitted and filed separately with the Commission."

                       14.3 * "Confidential portion has been omitted and filed separately with the Commission."

                       14.4 * "Confidential portion has been omitted and filed separately with the Commission."

15.0          TRADEMARK LICENSE

              15.1 Trademarks And Trade Dress. The packaging, artwork. documentation and other materials provided to NP by SunConnect hereunder may contain Sun Microsystems, Inc. ("Sun") trademarks and or trade dress requirements ("Sun Trademarks and Trade Dress").

              15.2 Grant Of License. SunConnect grants to NP a non-exclusive, royalty-free, nontransferable license for the term of this Agreement to reproduce the Sun Trademarks and Trade Dress in the United States (the "territory") solely for the purpose of producing the OEM Products for delivery to

SunConnect hereunder. NP is granted no other right, title or license. In particular, NP shall not use the Sun Trademarks or Trade Dress on any item other than the OEM Products; shall not deliver any item marked with the Sun Trademarks or Trade Dress to any entity other than SunConnect or its affiliated companies unless specifically directed in writing by SunConnect's Administrator; and shall have no right to sublicense the Sun Trademarks or Trade Dress.

              15.3 Territory. NP shall not use the Sun Trademarks or Trade Dress outside the United States (the "Territory") without the prior written consent of Sun's Administrator. SunConnect may refuse to extend the Territory in its sole discretion.

              15.4 Quality Standards. NP shall use the Sun Trademarks and Trade Dress only on Software Products that conform to the standards set forth in
Section 8.2, including the certification requirement therein.

              15.5 Trademark Usage. NP shall not modify the Sun Trademarks or Trade Dress in any fashion whatsoever without written instructions from Sun's Administrator. NP will not place any NP or third party trademark, trade name, logo or other identifying material on the OEM Products without the written consent of SunConnect's Administrator.

              15.6 Protection Of The Sun Trademarks. Sun is the sole owner of the Sun Trademarks and Trade Dress and all goodwill associated therewith. NP's use of the Sun Trademarks and Trade Dress inures solely to the benefit of Sun. NP shall not do anything that might harm the reputation or goodwill of the Sun Trademarks or Trade Dress. NP shall not challenge Sun's rights in or attempt to register the Sun Trademarks or Trade Dress, or any other name or mark owned by Sun or substantially similar thereto. NP shall take no action inconsistent with Sun's ownership of the Sun Trademarks and Trade Dress. if it at any time NP acquires any rights in, or registration or application for, the Sun Trademarks or Trade Dress by operation of law or otherwise, it will immediately upon request by Sun or SunConnect and at no expense to Sun or SunConnect, assign such rights, registrations, or applications to Sun, along with any and all goodwill associated with the Sun Trademarks and Trade Dress. The parties agree and acknowledge that Sun remains responsible for the protection and maintenance of the Sun Trademarks and Trade Dress. NP will, if requested by SunConnect, provide assistance in matters relating to this Trademark License, including but not limited to (a) giving prompt written notice to SunConnect's Administrator of any known or potential infringement of the Sun Trademarks or Trade Dress, and (b) cooperating with SunConnect in the preparation and execution of any documents necessary to record this Trademark License with the appropriate trademark authorities. SunConnect shall reimburse NP for the reasonable costs associated with providing such assistance, except to the extent that any such costs result from a breach of this Agreement by NP, NP shall not commence any action regarding the Sun Trademarks or Trade Dress without SunConnect's prior written consent.

              15.7 Disclaimer Of Warranties By SunConnect. SUNCONNECT MAKES NO WARRANTIES OF ANY KIND RESPECTING THE SUN TRADEMARKS OR TRADE DRESS, INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE SUN TRADEMARKS OR TRADE DRESS IN ANY COUNTRY, AND DISCLAIMS ANY AND ALL WARRANTIES RELATING TO THE SUN TRADEMARKS AND TRADE DRESS THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW

              15.8 * "Confidential portion has been omitted and filed separately with the Commission."

16.0          PROGRAMS AND SERVICES

              16.1 POU/DTS Program. The parties will negotiate in good faith to develop with NP a POU/DTS Program. Such program shall be designed to supply SunConnect with OEM Product(s) that meets established quality levels and eliminate incoming inspection.

              16.2 Just In Time Delivery Program. The parties will negotiate in good faith to develop with NP a Just In Tune delivery program ("JIT"). Such JIT shall be designed to supply SunConnect with the OEM Product(s) at the time at which SunConnect requires such OEM Product(s) so as to reduce the inventory which SunConnect is required to retain in order to meet its production needs.

              16.3 Electronic Data Interchange (EDI) Program. Should SunConnect and NP enter into an EDI Program which is designed to allow SunConnect and NP to transmit electronically all data and information necessary to conduct business between the two companies, it shall be pursuant to the terms and conditions set forth in Exhibit P.

              16.4 Score Card Criteria. The Score Card is a measurement tool used to rate NP's overall performance, including, but not limited to, quality, delivery, technology, price and service. NP acknowledges that, at SunConnect's option, NP may be evaluated in accordance therewith and agrees to cooperate with SunConnect in this process. A copy of SunConnect's Score Card criteria and a sample of the ScoreCard has been provided to NP.

              16.5 Co-Marketing. The parties may enter into agreements regarding co-marketing of the OEM Products.

17.0          SAFETY COMPLIANCE AND STANDARDS

              17.1 Specification. NP warrants that each OEM Product delivered to SunConnect will meet the requirements of Section 1.4 (Compliance with standards) of Exhibit A-1 throughout the Term. Design changes on OEM Products which affect compliance status, and design changes which may be required due to a change in the compliance standards, shall be submitted by NP for reapproval at NP's cost. NP shall provide confirmation of such approvals to SunConnect's Administrator or Administrator's designee within thirty (30) days after execution of this Agreement or receipt of approval, as applicable. Such approvals must specifically identify the OEM products as SunConnect products.

              17.2 Applicable Law. NP warrants and represents that OEM Products comply with all applicable federal, state, administrative and foreign laws, statutes and regulations for all countries to which NP distributes its products. NP agrees to notify SunConnect of any post-sale warnings, retrofits or recalls which NP implements with respect to any of the OEM Products.

              17.3 ISO Certification. NP will use its best efforts to become ISO 9001 certified within 18 months from the Effective Date of this Agreement, and to remain ISO - certified throughout the term of this Agreement.

18.0         DISCONTINUED PRODUCTS

              18.1 Product Discontinuance by NP. NP will not discontinue any of the OEM Products during the Initial Term of this Agreement without the prior written consent of SunConnect's Administrator. During any renewal term, NP may discontinue the manufacture and sale of an OEM Product upon six (6) month's prior written notice to SunConnect, so long as NP does not sell such OEM Product to any other of its customers after it stops selling such OEM Product to SunConnect. Within sixty (60) days after receipt by SunConnect of written notice of such discontinuance ("Notice Date"), SunConnect may place and NP shall accept a binding. non-cancelable written commitment for such discontinued OEM Product for delivery over a one (1) year period following the Notice Date. OEM Products to be delivered during this one year period may be rescheduled as specified in
Section 14.1, provided that no OEM Product may be rescheduled for delivery after the first anniversary of the Notice Date. Discontinuance of any OEM Product shall also be subject to the provisions of Section 19 of this Agreement.

              18.2 Component Discontinuance by NP's Vendors. If NP learns that any of the components in an OEM Product is being discontinued and cannot be replaced with a component with similar functionality at the same or lesser cost, then NP shall notify the SunConnect Administrator. NP will use all reasonable commercial efforts to develop an appropriate solution, subject to SunConnect's reasonable approval.

              18.3  Product   Discontinuance   by  SunConnect.   SunConnect  may
discontinue any OEM Product on six (6) months notice to NP.

19.0 * "Confidential portion has been omitted and filed separately with the Commission."

20.0          PROPRIETARY INFORMATION

              20.1 Duty of Non-Disclosure. Each party shall, at all times during the term of this Agreement and for five (5) years thereafter, keep in confidence and trust all of the other's Proprietary Information disclosed to it and shall not use such Proprietary Information other than as permitted under the terms of this Agreement, nor shall either party disclose Proprietary Information of the other to any third party except as permitted hereunder without the prior written consent of the disclosing party. Both parties acknowledge that information disclosed orally and announced at the time of such disclosure which is specific to the design and properties of the SunLink Source Code and the Escrow Materials (as defined in Section 19.4) shall be considered Proprietary Information without the need for a subsequent writing summarizing the contents of the disclosure.

              20.2 Standard of Care. Each party shall use the same standard of care to prevent disclosure of the Proprietary Information of the other party which it uses to safeguard its own valuable confidential information and/or trade secrets, and in no event km than a reasonable degree of care for such information; provided, however, that neither party shall be liable for any inadvertent or unauthorized disclosure of Proprietary Information occurring if it exercises at least the standard of care set forth above to prevent disclosure and takes reasonable steps to mitigate any damage and prevent further disclosure. Each party shall promptly notify the other if it becomes aware that the other party's Proprietary Information has been or is likely to be disclosed without authorization under this Agreement.

              20.3 Advising Employees. Each party dull inform its employees having access to the Proprietary Information of such party's limitations, duties and obligations regarding non-disclosure and copying of the Proprietary Information and shall obtain their agreement, whether by means of existing or new agreements, to comply with those limitations, duties and obligations.

              20.4 Exceptions. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Proprietary Information, neither party shall have any obligations concerning the disclosure or use of any such information which: (a) is already known to receiving party other than by previous disclosure under an obligation of confidentiality; (b) is or becomes publicly known through publication, inspection of product or otherwise and through no wrongful act of the receiving party, (c) is received from a third party without similar restriction and without breach of this Agreement, (d) is disclosed or released for disclosure by the disclosing party to others without restriction, (e) is disclosed in accordance with the specific written approval of the disclosing party; or (f) has been independently developed by the receiving party.

              20.5 Disclosure Required by Law. Either party may disclose any Proprietary Information to the extent necessary to comply with any law, regulation or other governmental requirement provided that such party previously notifies the other party so that it may take appropriate protective measures.

              20.6 Future Development. Each party to this Agreement understands that the party receiving Proprietary Information may now or in the future be developing proprietary information internally, or receiving proprietary information from third parties in confidence that may be similar to disclosed Proprietary Information. Accordingly, nothing in this Agreement shall be construed as a representation or inference that the receiving party will not develop products, for itself or others, that compete with the products, processes, systems or methods contemplated by the disclosed Confidential Information.

              20.7     Inventions.

                       a. All discoveries. improvements and inventions conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, in the performance of this Agreement ("Inventions") by SunConnect's personnel shall be the sole and exclusive property of SunConnect and SunConnect shall retain any and all rights to file any patent applications thereon. All Inventions of NP's personnel shall be the sole and exclusive property of NP and NP shall retain any and all rights to file any patent applications thereon.

                       b. * "Confidential portion has been omitted and filed separately with the Commission."

                       c. The provisions of this Section 20.7 regarding rights of ownership * "Confidential portion has been omitted and filed separately with the Commission.", sharing of expenses and licenses shall also apply to work of the parties and results obtained with respect to copyrightable subject matter, mask work rights and trade secrets.

21.0 * "Confidential portion has been omitted and filed separately with the Commission."

22.0 INSURANCE. During the term of this Agreement, NP, at its sole cost and expense, shall carry and maintain Commercial General Liability Insurance with an "A" rated company or companies insuring NP, its agents, employees or associates covering all operations of NP including, but not limited to, Products/Completed Operations and Blanket Contractual Liability specifically covering the indemnification provisions in Section 21.0, against claims for personal and bodily injury and property damage with a combined single limit of $2,000,000.

23.0          WARRANTY.

              23.1 Non-Infringement. NP hereby warrants that: (i) has the right and power to enter into this Agreement and to grant the rights and licenses granted to SunConnect hereunder; and (ii) the OEM Products will not infringe any patent, copyright, trade secret or other intellectual property right of any third party.

              23.2 Product Warranty. NP warrants that all OEM Products delivered hereunder are new, unused and will perform in accordance with the Documentation, and will achieve any function described therein, will be free from defects in design, material and workmanship and will substantially comply with the requirements of this Agreement for a period of * "Confidential portion has been omitted and filed separately with the Commission." from the date of acceptance by SunConnect of OEM Products. When any OEM Products do not meet the foregoing warranty, and SunConnect or its Service Providers so notifies NP in writing within the warranty period, NP will repair or replace the OEM Product as quickly as possible, but in no event later than twenty (20) days after receipt of notification or as otherwise agreed to between the parties. NP shall have no obligation hereunder to make repairs or cause replacements required through normal wear and tear.

              23.3 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, NP MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION ON NP'S BEHALF CONCERNING THE PERFORMANCE OF THE OEM PRODUCTS OTHER THAN AS PROVIDED IN THIS AGREEMENT.

24.           TERM AND TERMINATION

              24.1 Term. Subject to the provisions of Section 24.1 ("Assignment"), this Agreement shall commence on the Effective Date and shall continue for * "Confidential portion has been omitted and filed separately with the Commission." ("Initial Term"), and thereafter this Agreement shall be automatically renewed for additional one (1) year periods unless either party gives written notice of termination at least sixty (60) days before any anniversary of the execution date after the end of the Initial Term or unless sooner terminated in accordance with the provisions hereof (the "Term").

              24.2 Termination by Either Party. Either party may, by written notice, and/or suspend its performance under this Agreement, or cancel any purchase hereunder without penalty, if the other party:

                       a. fails to comply with any of the material terms and conditions of this Agreement, the other party may terminate this Agreement upon thirty (30) days' written notice to the defaulting party specifying any such breach, unless within the period of such notice, all breaches specified therein shall have been remedied or, for breaches which by their nature require more than thirty (30) days to remedy, the parties shall have agreed upon a plan for the defaulting party to remedy such breaches.

                       b.   becomes   bankrupt,   becomes  the  subject  of  any
proceedings seeking relief or reorganization which are not stayed within 60 days, or makes an assignment for the benefit of creditors.

              24.3 Negotiation of Disputes. Both parties agree to negotiate in good faith the settlement of any dispute that may wise under this Agreement. Pending negotiations toward settlement of any dispute, NP agrees to continue to develop, fabricate, and deliver OEM Products under the terms of this Agreement and SunConnect agrees to make payments on invoices due in accordance with
Section 12.

              24.4 Effect of Termination. If this Agreement is terminated for NP's default, SunConnect may, at its sole option require NP to transfer title and to deliver to SunConnect, in the manner and to the extent directed by SunConnect, (i) all completed OEM Products not yet delivered and (ii) any partially completed OEM Products and materials that NP has produced or acquired for the performance of the terminated portion. Payment for OEM Products and materials delivered to and accepted by SunConnect under this Section will be at a price (not to exceed the contract price) agreed upon by NP and SunConnect.

              24.5 No Damages for Termination. Neither party shall have the right to recover damages or indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS SUCH TERMINATION IS IN BREACH OF THIS AGREEMENT.

25.0 LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES ARISING UNDER SECTION 21 * "Confidential portion has been omitted and filed separately with the Commission.", IN NO EVENT WILL EITHER SUNCONNECT OR NP BE LIABLE TO THE OTHER FOR THE OTHER'S SPECEAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

26.0 RELATIONSHIP OF PARTIES. Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name. Nothing stated in this Agreement shall be construed as constituting NP and SunConnect as partners, joint venturers, or as creating the relationships of employer and employee, franchiser and franchisee, master and servant, or principal and agent.

27.0 PUBLICITY. Neither party shall publicize or disclose the existence or terms and conditions of this Agreement, or any transactions hereunder, without the express, prior written consent the other party, except as required by applicable law or regulation.

28.0 ADMINISTRATION. SunConnect and NP shall, each assign a primary and secondary individual to administer this Agreement throughout its term. Each party shall inform the Administrator of the other in writing of a change of Administrator or such Administrator's address or telephone number. SunConnect's Administrators shall be:

                       PRIMARY ADMINISTRATOR
                                         Michael Hutchings
                                         SunConnect Technology Enterprises, Inc.
                                         2475 Garcia Avenue, M/S MTV 14-40
                                         Mountain View, CA 94043
                                         Ph: (415) 336-1005
                                         Fax: (415) 336-3156

                       SECONDARY ADMINISTRATOR
                                         Philippe Monot
                                         Sun MicroSystems, Inc.
                                         32, chemin du Vieux Chene
                                         38240 MEYLAN
                                         FRANCE
                                         Ph: (011) 33.76.41.42.43
                                         Fax: (011) 33.76.41.42.41

                       NP's Administrators shall be:
                       PRIMARY ADMINISTRATOR
                                         Mitch Strobin
                                         Network Peripherals, Inc.

                                         Milpitas, Ca. 95035
                                         Ph: (408) 321-7300
                                         Fax: (408) 321-9218

                        SECONDARY ADMENISTRATOR
                                         William F. Kelly
                                         Network Peripherals Inc.
                                         Milpitas, Ca. 9503
                                         Ph: (408) 321-7300
                                         Fax: (408) 321-9218

29.0          GENERAL.

              29.1 Entire Agreement. This Agreement and all of its referenced Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, negotiations and communications, oral or written, between the parties with respect to the subject matter hereof. No deviation from these provisions shall be binding unless in writing and signed by an authorized representative of the party to be charged.

              29.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and wholly to be performed in California by residents of California. The parties specifically agree that the 1980 United Nations Convention on the International Sale of Goods shall not apply to this Agreement. The parties agree that the exclusive jurisdiction and venue of any action between the parties arising out of this business relationship, including disputes that may arise following termination of this Agreement, shall be the Superior Court of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of such action.

              29.3 Assignment. The rights, duties and obligations either party under this Agreement may not be assigned in whole or in part by operation of law or otherwise without the prior express written consent of the other party, which consent shall not be unreasonably withheld, and any attempted assignment of any rights, duties or obligations hereunder without such consent shall be null and void, except that SunConnect may assign its rights and obligations without NP's consent, to a corporation or other entity which is controlled by, under common control with, or controls SunConnect Microsystems, Inc. This Agreement shall be binding on the parties and their respective successors and permitted assigns.

              29.4 Notices. Any notice required or permitted to be given under this Agreement shall be given in writing and shall be deposited, postage prepaid, certified mail return receipt requested, in the United States mail, addressed to SunConnect or NP as the case may be, at the address set forth above or at such other address as may be given in writing.

              29.5 Waivers, Severability. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any provision shall not be deemed a waiver of future enforcement of that or any other provision. In the event that any portion of this Agreement shall be held to be unenforceable, the remaining portions of this Agreement shall remain full force and effect.

              29.6 Force Majeure. Neither party shall be liable for any delay or failure in performance hereunder caused by acts of God or other cause beyond the parties control and without fault or negligence of such party. In the event NP fails to deliver OEM Product due to such causes, SunConnect may suspend this Agreement in whole or in part for the duration of the delaying cause, and at SunConnect's option, buy the OEM Product(s) elsewhere and deduct from any milestone or commitment to NP the quantity so purchased. NP shall resume performance under this Agreement immediately after the delaying cause ceases and, at SunConnect's option, extend the Initial Term and/or Term for a period equivalent to the length of time the excised delay endured.

              29.7 Survival. Notwithstanding the termination or expiration of the term of this Agreement or any renewal period thereof, it is acknowledged and agreed that those rights and obligations which by their nature are intended to survive such expiration or earlier termination shall survive including, without limiting the foregoing, Sections 15.7, 15.8, 20, 21, 23, 25, and 29.

              29.8 Exhibits. The following is the list of Exhibits which are attached hereto and incorporated herein by this reference as if set forth in full:

              Exhibits A, A-1 and A-2: Product Specification

                       A-3    Pre-FCS Quality Assurance Plan
                       A-4    BOM
                       B.     Development Schedule
                       C.     Sun-Unique Elements
                       D.     * "Confidential portion has been omitted and filed
                              separately with the Commission."
                       E.     Support *
                       F.     Procedures  for Board  Replacement  (In and out of
                              warranty)
                       G.     [This Exhibit does not exist]
                       H.     [This Exhibit does not exist]
                       I.     * "Confidential portion has been omitted and filed
                              separately with the Commission."
                       J.     Quality Systems Manual
                       K.-1   Inbound/Outbound Packaging Requirements *
                       K-2    Engineering  Specification for Part Identification
                              Label * -
                       K-3    Corporate Shipping Container Graphics Guideline *
                       K-4    Shipping Carton Color Standard *
                       K-5    Specification  for A SunConnect  Color  SunConnect
                              Medium Purple *
                       K-6    Routing Guide *
                       L.     [This Exhibit does not exist]
                       M.     List  of  SunConnect  Suppliers  from  whom NP can
                              purchase

                       N.     Pricing and Leadtimes
                       0.     Shipping Reports
                       R      EDI *
                       Q.     Information Required for Contingent Manufacturing


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Accepted for SunConnect:                        Accepted for NP:

SUN TECHNOLOGY ENTERPRISES, INC.                NETWORK PERIPHERALS INC.


BY:     ____________________________            BY:     ________________________


NAME:   ____________________________            NAME:   ________________________


TITLE:  ____________________________            TITLE:  ________________________


DATE:   ____________________________            DATE:   ________________________

                          Exhibit A: SunLink FDDI/S3.x
                          Product Specifications

                          ______________________________________________________

                          * "Confidential portion has been omitted and filed separately with the Commission."

                          Exhibit A-1: SunLink FDDI/S3.0
                          Product Specifications

                          ______________________________________________________

                          This document defines the SunLink FDDI/S 3.0 product line.

                          Please refer to the exhibit A for general description of the product line.

                          A more detailed specification is given below.


                          * "Confidential portion has been omitted and filed separately with the Commission."

                          Exhibit A-2: SunLink FDDI/S3.1
                          Product Specifications

                          ______________________________________________________

                          This document defines the SunLink FDDI/S 3.1 product line.

                          Please refer to the exhibit A for general description of the product line and to the exhibit A-1 for general description of the SunLink FDDI/S 3.0 products.

                          As a general policy, the SunLink FDDI/S 3.1 products are a superset of the SunLink FDDI/S 3.0 products. All the hardware, driver, compatibility, performance, security, compliance, packaging, documentation, etc., features described in the SunLink FDDI/S 3.0 specifications are applicable to the SunLink FDDI/S
                          3.1 products.

                          This document only describes new additional features which may not be included in the SunLink FDDI/S 3.1 products.

                          All the functionalities described in this specification are already described as optional features in the SunLink FDDI/S 3.0 specification. Therefore, they may already be included in the SunLink FDDI/S 3.0 products. Depending on the number and the importance of the features which are not included in the SunLink FDDI/S 3.0 products and remain to be implemented, SunConnect may decide not to require the release of the SunLink FDDI/S 3.1 product line.


                          * "Confidential portion has been omitted and filed separately with the Commission."

                          Exhibit A-3: SunLink FDDI/S3.x
                          Pre-FCS Quality Assurance Plan

                          ______________________________________________________

                          * "Confidential portion has been omitted and filed separately with the Commission."

                                   EXHIBIT A-4
                          FDDI/S 3.0 PRODUCT DEFINITION
                 for OEM Products including Derivative Products


* "Confidential portion has been omitted and filed separately with the Commission."

                          Exhibit B: SunLink FDDI/S 3.x
                          Development Schedule and Deliverables

                          ______________________________________________________

                          * "Confidential portion has been omitted and filed separately with the Commission."

                          Exhibit C: SunLink FDDI/S3.x
                          Sun Unique Elements

                          ______________________________________________________

                          * "Confidential portion has been omitted and filed separately with the Commission."

                                    EXHIBIT D


* "Confidential portion has been omitted and filed separately with the Commission."

                                  SCHEDULE D-1


* "Confidential portion has been omitted and filed separately with the Commission."

                                    EXHIBIT E
                              SUPPORT REQUIREMENTS

1.      DEFINITIONS

         1.1 "Supported Products" means the SunLink FDDI/S v. 1.0 and 2.0 (both software and hardware components) and the OEM Products.

         1.2 "Enhancement Release" means a hardware or software product which typically includes incremental improvements to a product's functionality or performance. An Enhancement Release is generally characterized by a single digit change to the right of the decimal point (tenths) of an existing version of a software product, i.e., X.(X).X.

         1.3 "Escalation" means a bug, error or other problem with the Supported Products that is referred by SunConnect to NP. Escalations are rated according to their severity (urgency for response) as follows:

                   o   Meltdown/Priority   1  Escalations   are  problems  which
                       require an immediate response, such as the customer's system being down.

                   o Hot/Priority 2 Escalations are problems which require a very prompt but not an immediate response, such as the customer's system being operational but with significant degradation or loss of features.

                   o Warm/Priority 3 Escalations are problem which do not require as immediate or prompt a response as Meltdown/Priority 1 or Hot/Priority 2 Escalations because they have a less severe impact on the customer.

         1.4 "Maintenance Release" means a release of a software product or component typically to correct errors to enable the product or component to meet its published functionality. A Maintenance Release is usually developed to incorporate error corrections and/or patches. A Maintenance Release is typically characterized by a change in the digit to the extreme right of the decimal point (hundredths) of an existing version of a software product, i.e., X.X.(X).

         1.5 "Services" means the on-call support, escalation management, problem determination, maintenance and other software support services.

         1.6 "Workaround" means a method a customer can use to avoid a problem. Provides a customer with short term approach to dealing with known problems.

2.      NP SUPPORT OBLIGATIONS

         2.1 On-Call Support and Escalation Management. Escalations will be referred to NP only by the SunConnect designated contact person(s). NP shall provide engineering support for Supported Products and shall have available sufficient trained and qualified support engineers to perform Services within the response times set forth as follows:

-------------------------- -------------------------- ------------------------- ---------------------------
                           SunConnect Callback;
                           NP Engineer Assigned;                                Fix, Workaround, or
                           Initial action Plan to                               Long-Term Action Plan
      Call Priority        SunConnect                      Status Reports       to SunConnect
-------------------------- --------------------------------------------------------------------------------
            1              * "Confidential portion has been omitted and filed separately with the
                           Commission."
-------------------------- --------------------------------------------------------------------------------
            2              * "Confidential portion has been omitted and filed separately with the
                           Commission."
-------------------------- --------------------------------------------------------------------------------
            3              * "Confidential portion has been omitted and filed separately with the
                           Commission."
-------------------------- --------------------------------------------------------------------------------


Days and hours shall be measured according to continuous business hours. Defined as: Monday through Friday; 8:00 am to 5:00 pm Pacific Time, excluding US nationally recognized holidays. NP shall meet response time requirements for at least 90% of calls or reports from SunConnect.

                                EXHIBIT E (con't)

         2.2 Support Information Access: The SunConnect Contact Person will be responsible for assigning Escalations to NP and for providing NP with appropriate background information related to such Escalations. Such information may include prior analysis or traces performed on the problem, and any relevant bug track entries. All requests by NP for additional information relating to a particular Escalation shall be addressed to and responded to by SunConnect's Contact Person or such other person as may be designated by SunConnect.

         2.3 Problem Determination. NP is responsible for (i) determining the nature and cause of an Escalation; and (ii) creating a problem/solution synopsis for each Escalation. The initial action plan shall include the responsible engineer assigned, results of the initial investigation, verifying that it is a bug and a fix/workaround will be provided, what will be the next steps taken, when a fix/workaround and update will be provided.

         2.4 Workarounds. NP shall attempt to provide Workarounds wherever appropriate in response to Escalations until a Modification can be created. Appropriate documentation/integration notes are required. Information regarding Workarounds shall be submitted by NP to SunConnect.

         2.5 Error Corrections/Patches. NP shall use reasonable efforts to create Patches to fix Supported Product defects and test and integrate any such fix in a format acceptable to SunConnect. NP shall provide Patches to SunConnect in an object code master copy for duplication and distribution. NP will maintain a copy of all Patches and problem workarounds produced and will make backup tapes containing all then current source and patch directories for the Supported Products available for inclusion into the Escrow Account.

         2.6 Transfer of Responsibility. If ongoing support will be provided by someone other than NP, NP agrees to make reasonable efforts to notify SunConnect to preliminary details of the transition agreement a minimum of 90-days in advance of the transaction of SunConnect to verify the new owner is prepared to assume the responsibility. NP shall make best efforts to address issues that impact SunConnect's support operations.

         2.7 * "Confidential portion has been omitted and filed separately with the Commission."

         2.8 * "Confidential portion has been omitted and filed separately with the Commission."

         2.9 Inability to Support FDDI 1.0 and 2.0. If, after the diligent exercise of all reasonable commercial efforts NP is unable to provide support, workarounds; or spares for SunLink 1.0 or 2.0 products, then NP may notify SunConnect's Administrator and shall provide SunConnect with all information relating to the problem and NP's efforts to resolve such problem. Upon receiving the required notice and information from NP, SunConnect shall assume responsibility for developing a solution, with NP's reasonable assistance.

                                EXHIBIT E (con't)

3.     TRAINING AND CONSULTATION

         3.1 Transfer of Information (TOI). This Section 3.1 shall not apply to Maintenance Releases. For each new Enhancement Release, NP shall ensure SunConnect receives Transfer of Information (TOI) ten (10) weeks prior to product release. The Initial TOI will be completed by FCS Code Freeze. NP shall offer one train-the-trainer session at a central SunConnect designated facility, and agrees to videotape the session for SunConnect duplication and distribution. The Initial TOI will be ready within seven (7) days following FCS Code Freeze. Content of the TOI must include the following to a sufficient level of detail:

                  Product Overview
                           Features
                           Limitations
                           File Descriptions
                           External Specification (Functional Spec)

                  Theory of Operation - detail of installation,  configuration
                           Walk through of product install, config, deinstall

                  Troubleshooting/Diagnostics
                           Known Bugs
                           Common User Errors
                           Troubleshooting tools and Diagnostic techniques Support Center requirements

                  Recommended Support Strategy

         3.2 Customer Training. Upon SunConnect's specific request and with NP's agreement, NP shall be available to participate in training of SunConnect's distributors and resellers in providing support services for the Supported Products. Such training may include both creating and conducting training programs.

         3.3 Responses to Questions. NP shall answer technical questions on the Supported Products from SunConnect's "support" alias, or other such restricted access aliases for support purposes. Until NP is provided access to such aliases SunConnect shall monitor such aliases and provide NP the questions that require answers. NP agrees to use reasonable commercial efforts to meet such response time guidelines that might exist for such aliases. Upon SunConnect's specific request, NP agrees to assist, as appropriate, in responding to technical questions from Sunconnect's other aliases for the Supported Products, including without limitation questions received via the "net amb" and "fddi-interest" email aliases.

4.      NEW OEM PRODUCT RELEASE SUPPORT DELIVERABLES

         4.1 Support Deliverables. This Section 4.1 shall not apply to Maintenance Releases nor to the initial release of the OEM Products. For each new Enhancement Release of the OEM Products, NP shall ensure that support deliverables are provided to SunConnect within the time frame required to ensure support readiness at product introduction:

              Deliverable:                                Weeks Prior to FCS:

              Product/Doc Evaluation Copy                 *  "Confidential
              Product/Structure Information                   portion has been
              Business Information & TOI Information          omitted and filed
              Electronic copy of SW/Docs                      separately with
                                                              the Commission."

                                EXHIBIT E (con't)

5.          FDDI/S 1.0 and 2.0 Support

         5.1 Level of Support. NP shall provide hardware and software support for the FDDVS 1.0 and 2.0 products to the extent of Maintenance Releases only.
NP shall not be required to manufacture or make substantial changes to the hardware. If hardware changes are required and SunConnect requests NP to manage the change process then SunConnect will be responsible for all SunConnect approved expenses incurred by NP.

         5.2 Platforms Supported. The following system platforms shall be supported:

              * "Confidential portion has been omitted and filed separately with the Commission."

         5.3 Operating Systems Supported. The following Sun Operating Systems shall be supported:

              * "Confidential portion has been omitted and filed separately with the Commission."

         Exhibit F

         _________________________________________________________________

         Network Peripherals
         Out of Warranty Repair Policy 1

                  Hardware Service Details


1 Network Peripherals reserves the right to change any portion of this policy in the future.

2 Network Peripherals will update records to reflect the shipment of a replacement product. In this case the * "Confidential portion has been omitted and filed separately with the Commission." warranty will be in effect for the replacement product.

3 International deliveries will be via the standard service available through the current carrier.

                                    EXHIBIT I
                            NETWORK PERIPHERALS INC.
                          SOURCE CODE LICENSE AGREEMENT


* "Confidential portion has been omitted and filed separately with the Commission."

Exhibit N: Pricing and Lead Time    (all prices in US dollars)

________________________________________________________________________________


1.     Standard OEM Products

* "Confidential portion has been omitted and filed separately with the Commission."


2.     Derivative Products

* "Confidential portion has been omitted and filed separately with the Commission."

Exhibit N: Pricing and Lead Time    (all prices in US dollars)

________________________________________________________________________________


3. Lead-time for Standard OEM Products will be * "Confidential portion has been omitted and filed separately with the Commission."


4. Flexibility of increases to Standard OEM Product orders.

                          Table 3  Lead-time vs. % Increase

                            --------------------- ---------------------
                            Lead-time             Max. % Increase
                            --------------------- ---------------------
                            12 weeks +                *  "Confidential
                            8 to 12 weeks         portion   has   been
                            6 to 8 weeks          omitted   and  filed
                            4 to 6 weeks          separately  with the
                            0 to 4 weeks          Commission."
                            --------------------- ---------------------


5.     Support of SunConnect's 1.0 and 2.0 FDDI Sbus product line.

* "Confidential portion has been omitted and filed separately with the Commission."

                                    EXHIBIT O
                                SHIPPING REPORTS


A. NP shall provide the appropriate SunConnect materials management personnel (as identified by the SunConnect Administrator) with the following reports.

1. Weekly Performance Against Schedule ("PAS") Reports on the first business day of each week, even if there has not been any change in the information since the last PAS Report. The PAS Report shall include the information specified below.

                  A. Product Information. Open purchase orders and line numbers, SunConnect's manufacturing part numbers, order date, open quantity, balance due and order status.

                  B. Shipping Information. Agreed Delivery Dates, actual ship dates, date of arrival, shipping method, and airbill or bill of lading number, if possible.

2. Outbound Shipment Report within twenty-four (24) hours of the date of any shipment of OEM Products to SunConnect. The Outbound Shipment Report shall include the information specified below.

                  A. Product Information. Purchase order and line numbers, part number, quantity

                  B. Shipping Information. Airbill or bill of lading number, carrier, expected delivery date, and name of contact person at NP to contact

B. The parties will work together to develop a prototype form of monthly summary report prior to shipment of the beta version of the OEM Products, and a final form of monthly summary report prior to FCS of the OEM Products.

                                    EXHIBIT P
                           ELECTRONIC DATA INTERCHANGE
                                 TRADING PARTNER

1.0      Definitions.

         For the purposes of this Exhibit, the following definitions shall apply:

         1.1      "EDI" means electronic data interchange.

         1.2 "Transaction Set" is the collection of data that is exchanged in order to convey meaning between the parties engaged in EDI

         1.3 "Third Party Network Service Provider" or "Provider" is a business entity that provides the service of moving and routing EDI transmissions between trading partners.

         1.4 "Enhanced Security" is a process for providing additional security, beyond what is offered by the Provider, that the trading partners may agree to use.

         1.5 "Transaction Set Control Number" or "Header Control Number" is an identifying number in the beginning of a Transaction Set that can be referenced in exchanging information.

         1.6 "Transaction Set Control Number" or "Trailer Control Number" is an identifying number at the end of a Transaction Set that must have a corresponding Header Control Number.

         1.7 "Functional Group" is a group of similar Transaction Sets that is bounded by a Functional Group header arid a Functional Group trailer.

         1.8 `Interchange Control Number' is an identifying number that is contained in the interchange header and trailer and that is used by the receiving party to acknowledge receipt of this inter-change header and trailer.

         1.9 "Data Interchange Control Number" is an identifying number that is contained in the Functional Group header segment and Functional Group trailer segment and is used by the receiving party to acknowledge receipt of a Functional Group to the sending party. This Data Element in the header and trailer segments provides the control information needed by the trading partners associated with the exchange of Functional Group information.

         1.10 "Data Element" is the smallest named unit of information in the Transaction Set.

         1.11 "Segment" or "Data Segment" is an intermediate unit of information in a Transaction Set. Segments are defined in the segment directory. The segment directory defines each Segment by its name, purpose and identifier.

         1.12 "Line Item" is a Data Element in the Transaction Set that is used to provide a specific type of Hash Total.

         1.13     "Hash Total" is the sum of values of a specific Data Element.

 2.0      Prerequisites.

          2.1     Documents, Standards.

                  Each party may electronically transmit to or receive from the other party any of the Transaction Sets listed in Exhibit P-1 and Transaction Sets which the parties, by written agreement, add to said Exhibit. All Transaction Sets shall be transmitted in accordance with the standards set forth in Exhibit P-1. Any transmission of data which is not a Transaction Set shall have no force or effect between the parties.

                  Precise procedures to be used in handling Transaction Sets are incorporated in Exhibit P-1. These procedures include assignment of confidential and unique access codes for each party which will then be used to authenticate each Transaction Set, along with such other matters as the parties consider appropriate.

         2.2      Third Party Network Service Providers.

                  Transaction Sets will be transmitted electronically to each party through any Provider with which either party may contract. The Provider for each party is identified in Exhibit P-1. Either party may change its designated Provider upon thirty (30) days prior written notice to the other party.

                  Each party shall be responsible for the costs of any Provider with which it contracts.

          2.3     System Operations.

                  Each party, at its own expense, shall provide and maintain the
                  equipment,   software,   services  and  testing  necessary  to
                  effectively and reliably transmit and receive documents.

                  If Provider is down and this prevents either party from meeting the pickup or delivery frequency agreed to, that party must notify the other party the same day.

          2.4     Security Procedures.

                  Each party shall properly use security procedures which are reasonably anticipated to: (a) ensure that all transmissions of Transaction Sets are authorized and (b) protect its business records and data from improper access. Both parties agree to preserve and safeguard the confidentiality of all data exchanged via EDI, and will not disclose any data to any third party, individual or corporation without the owning party's prior written consent.

          2.5     Electronic Signatures.

                  The parties may agree to apply special protection, where permissible, by encryption or by other means, to some or all data exchanged between them. If special protection is required, it will be identified in Exhibit P-1.

3.0       Transmissions.

          3.1      Proper Receipt.

                  Transaction Sets shall not be deemed to have been property received, and no Transaction Set shall give rise to any obligation, until accessible to the receiving party at such party's electronic mailbox.

          3.2      Verification.

                  Upon receipt of any Transaction Set, the receiving party shall promptly and properly transmit a functional acknowledgment in return within one (1) business day after receipt of a Transaction Set.

          3.3      Acceptance.

                  An electronic transmission of data shall be deemed complete and a Functional Group accepted, when the receiver of the transmission verifies by functional acknowledgment that:

                            A. The standards specified in Exhibit P-1 are met;

                            B. The actual quantity of Functional Groups, Transaction Sets, Segments, Line Items and Hash Totals received within the transmission equals the quantity the party has identified as being included, using the appropriate control fields specified in Exhibit P-1.

          3.4     Garbled Transmissions.

                  If any Transaction Set is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party (if identifiable from the received Transaction Set) in a reasonable manner. In the absence of such notice, the originating party's records of the contents of such Transaction Set shall control.

          3.5      Erroneous Transmissions.

                  If either party receives a Transaction Set from the other party which differs from the applicable terms and conditions, (e.g., an Order with a price, quantity or schedule different than that mutually agreed upon), the receiving party shall promptly contact the sending party to confirm the accuracy of the Transaction Set.

          3.6     Faulty Transmissions.

                  In the event either party receives a Transaction Set which contains any evidence of faulty transmission, the receiving party shall contact the sending party, reject the Transaction Set and request that the Transaction Set be re-sent.

4.0      Terms and Conditions.

         4.1      Validity, Enforceability.

                  This Exhibit evidences the mutual intent of the parties to create a binding purchase and sale obligation pursuant to the electronic transmission and receipt of documents, specifying certain of the applicable terms. During the term of the Agreement, all obligations concerning the delivery of such Transaction Sets in written form may be fulfilled by a transmission. pursuant to the terms of this Exhibit. However, either party shall have the option, at its discretion, to transmit Transaction Sets in written form to the other party.

                  Any Transaction Set properly transmitted pursuant to this Exhibit, including without limitation Exhibit P-1 ("Signed
                  Documents"), shall be considered. in connection with any transaction, or this Exhibit, to be a "writing" and to have been "signed" and to consume an "original" when printed from electronic files or records established and maintained in the normal course of business.

                  The parties agree that the provisions of the Uniform Commercial Code, Section 2-201 ("Formal Requirements: Statute of Frauds"), shall not apply to Transaction Sets covered by this Exhibit since hard copies of Transaction Sets will not be issued, and the parties further agree that said Transaction Sets shall be deemed to satisfy any statutory or legal formalities requiring that agreements be in writing, including, but not limited to the Statute of Frauds.

                  The conduct of the parties pursuant to this Exhibit, including the use of Signed Documents properly transmitted pursuant to this Exhibit, shall, for all legal purposes, evidence a course of performance accepted by the parties in furtherance of this Exhibit.

                  The parties agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements be in writing and signed by the party to be bound thereby. Signed Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of copies of Signed Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the Signed Documents were not originated or maintained in documentary form.

                                   EXHIBIT P-1

1.0       Transaction Sets.

          All Transaction Sets contemplated by this Agreement shall be transmitted and formatted in accordance with the American National Standard Institute Business Data Interchange (ANSI X12) Standard, as reflected in the number, version and date column set forth below beside each Transaction Set. This also includes the data dictionary, segment directory, and transmission controls published as X12 standards.

          1.1      Transaction Sets to be transmitted by Seller to Sun.

                   Communication         Number      Version           Date
                   -------------         ------      -------           ----


          1.2     Transaction Sets to be transmitted from Sun to Seller.

                   Communication         Number      Version           Date
                   -------------         ------      -------           ----



2.0       Providers.

          All Transaction Sets contemplated by this Agreement will be channeled through Providers. Sun and Seller shall each assign a Provider as follows:

          2.1      Sun's Provider.

                   _________________________________
                   _________________________________
                   _________________________________
                   _________________________________

          2.2      Seller's Provider.

                   _________________________________
                   _________________________________
                   _________________________________
                   _________________________________

3.0       Transmission Requirements.

          For each Transaction Set, the Header Control Number Data Element must have an identical corresponding value in the Trailer Control Number Data Element for all control Segments as follows:

1 The value for the Interchange Control Number contained in Data Element ISA13 for a transmission must equal the value for Data Element IEA02 that is contained in the transmission.

2. The value for the Data Interchange Control Number contained in Data Element GS06 must equal the value for Data Element GE02 that is contained in that Functional Group.

3. The value for the Transaction Set Control Number contained in Data Element ST02 for a Transaction Set must equal the value for Data Element SE02 contained in that Transaction set.

In addition, the following requirements must be met:

A.       The  actual   quantity  of  Functional   Groups   received  within  the
         transmission must equal the quantity the trading partner has identified as being included, As contained in the IEA01 Data Element;

B. The actual quantity of Transaction Sets received with the transmission must equal the quantity the trading partner has identified as being included, as contained in the GE01 Data Element;

C. The actual quantity of Segments included within each Transaction Set must equal the quantity the trading partner has identified as being included, as contained in the SE01 field;

D. The actual quantity of Line Items included within each Transaction Set must equal the quantity the trading partner has identified as being included, as contained in the CTT01 field; and

E. The Hash Totals contained in the CTT02 field must equal the sum of values as defined in each Transaction Set.

Exhibit Q


* "Confidential portion has been omitted and filed separately with the Commission."

                     AMENDMENT #1 TO SUN MICROSYSTEMS, INC.
                       DEVELOPMENT AND PURCHASE AGREEMENT

Sun Microsystems, Inc. ("Sun") and Network Peripherals Inc. ("NP") hereby agree to amend the Development and Purchase Agreement between them dated 2/25/94 ("Agreement") as follows:

1. SunSoft, Inc., a subsidiary of Sun Microsystems, Inc., hereby transfers administration of the above referenced agreement to Sun Microsystems Computer Company, a division of Sun Microsystems, Inc.

2.     All references to "SunConnect" in the Agreement are replaced by "Sun".

3. In all sections, where applicable, reference to "Sunlink FDDI/S" is changed to "Sun FDDI(TM)".

4. In the event of a conflict between the terms and conditions of this Amendment No. 1 and the Agreement as it relates to the OEM Products listed in Exhibit N, this Amendment No. 1 shall take precedence.

5.     Reference   Section  1.4,  2.3  and  2.4.   There  are  no   "Development
       Deliverables" associated with the OEM Products set forth in Exhibit N.

6. Reference Section 1.11. Sun-unique Elements. Delete reference to "Exhibit C" and substitute "Exhibit G".

7. Reference Section 1.12. For the purpose of this Agreement "Service Providers" shall include "Sun-authorized third party maintainers (TPMs)".

8. In the third line of Section 3.3 after "documents" add "and Sun FDDI documents".

9. Add at the end of Paragraph 5. 1: "In the event of a conflict between the terms and conditions of Exhibits E and R, Exhibit R (Customer Support Provisions) attached hereto and incorporated hereby by this reference. Exhibit R shall take precedence."

10.    Delete Paragraph 5.3 in its entirety.

11. Add at the end of Section 8. 1: "NP agrees to comply with the provisions of Exhibit C, Supplier's Quality Program, attached hereto. In the event of a conflict between Exhibit C and any other exhibits regarding quality of the OEM Products, Exhibit C shall take precedence."

12. In the ninth line of Section 8.2 after "(Trademark License)" insert "and Exhibit C".

13. Delete the 4th and 5th sentence of Section 8.3.a in their entirety and substitute the following: "By the release of Sun FDDI 5.0, NP will identify and reach terms with a compact disk manufacturer. Sun will provide the necessary copyright information and product disclaimers to be included. Sun must approve the initial procedures and file organization before CD masters are created. Sun agrees to reimburse Supplier for the costs of CD mastering which are estimated at $2500 to $3000."

14. Delete Section 8.4 in its entirety and substitute the following: "8.4 Copyright Notices. Documentation shall bear copyright notice(s) as provided by Sun."

15.    In Section 8.6 after "interconnectability" insert "serviceability".

16.    Delete Section 9.3 in its entirety and substitute the following:

        "9.3 Forecast: Sun shall provide Supplier with a * "Confidential portion has been omitted and filed separately with the Commission." rolling forecast of its intended purchases by the first Monday of each month, with the first * "Confidential portion has been omitted and filed separately with the Commission." broken out by week. Such forecast is for Supplier's convenience only and shall in no way create an obligation on Sun's part to meet such forecast.

                Sun acknowledges that in order to support the agreed upon leadtime, Supplier may be required to acquire certain unique and/or long lead time materials ("Materials") well in advance of receipt of Sun's purchase orders and to support Sun's forecast. The description of Materials and their respective leadtimes are set forth in Exhibit N-1. Sun's liability for Materials is limited to those conforming materials ordered in the minimum quantities and leadtimes which were strictly necessary to build Product in order to meet Sun's purchase orders and forecast.

17.    Delete the last sentence of Section 10.4 and  substitute  the  following:
       "Sun agrees to respond to NP within ten (10) days after receipt of such notification by Sun's Administrator whether Sun accepts or rejects the price changes."

January 16, 1996    ff                 1               Network Peripherals, Inc.

18.    Delete Section 14.1 in its entirety and substitute the following:

       "14.1 Rescheduling: Sun may reschedule delivery of all or part of any purchase order, at no charge, to a date after the agreed delivery date as follows:

              Notice        Maximum Reschedule Period        Maximum Reschedules

              0-30 days     *  "Confidential  portion has been omitted and filed
                                separately  with the Commission."

              30+ days      *  "Confidential  portion has been omitted and filed
                                separately with the Commission."

              * "Confidential portion has been omitted and filed separately with the Commission."

19.    Delete Section 14.2 in its entirety and substitute the following:

       "14.2  Cancellation:

       * "Confidential portion has been omitted and filed separately with the Commission."

20. Delete Section 18.3 in its entirety and replace with " 18.3 Product Discontinuance by Sun. Sun agrees to give NP * "Confidential portion has been omitted and filed separately with the Commission." notice prior to discontinuing an OEM Product. NP shall use its best efforts to control inventory levels and costs during Product phase-out."

21. * "Confidential portion has been omitted and filed separately with the Commission."

22. * "Confidential portion has been omitted and filed separately with the Commission."

23. * "Confidential portion has been omitted and filed separately with the Commission."

24. * "Confidential portion has been omitted and filed separately with the Commission."

25.    In the sentence of Section 23.2 delete "twenty (20) days after receipt of
       notification  or  as  otherwise   agreed  to  between  the  parties"  and
       substitute "the number of days specified in Exhibit R".

26.    In the first line of  Section 24 delete  "Subject  to the  provisions  of
       Section 24.1 ("Assignment")".

27. Section 24, Administration. Delete Sun's and NP's Administrators and replace with.

       "Primary Administrator                     Secondary Administrator

       Yoshikazu (Roy) Hirotsuka                  Flora Ford
       Sun Microsystems Inc.                      Sun Microsystems Inc.
       2550 Garcia Avenue, UMIL01-120             2550 Garcia Avenue, UMIL01-103

January 16, 1996    ff                 2               Network Peripherals, Inc.

       Mountain View, CA 94041                    Mountain View, CA 94041
       Ph:(408)276-2186                           Ph: (408) 276-3945
       Fax: (408) 263-0807                        Fax: (408) 263-3592

       Meena Bhatia                               Dane Iverson Gegal Department)
       Network Peripherals, Inc.                  Network Peripherals, Inc.
       1371 McCarthy Boulevard                    1371 McCarthy Boulevard
       Milpitas, CA 95035                         Milpitas, CA 95035
       Ph:(408)321-7206                           Ph: (408) 321-7300
       Fax: (408) 321-9218                        Fax: (408) 321-9218"

28.    In Section 29.7 add at the end "and Exhibits C and R".

29.    Add at the end of Section 29.8:

       "C - Supplier's Quality Program*

       G - Sun-Unique Elements

       N-1 - Pricing and Leadtimes for New OEM Products

       R - Customer Support Provisions *

30. Add a new Section 29.9 as follows: "29.9 Environment. Consistent with the U.S. Clean Air Act of 1990, Supplier shall use reasonable efforts to give Sun as much notice as is practicable in the event Supplier uses ozone depleting chemicals in the manufacture of the Products. Sun reserves the right to reject any Products manufactured utilizing or containing such materials if Sun has not previously been notified of the same."

31. Exhibit A titled "Sun FDDI SBus Adapter 4.0 Product Specifications" is attached hereto and incorporated herein by this reference.

32. Exhibit C dated November 27, 1995 is attached hereto and incorporated herein by this reference. Exhibit C-1 dated November 29. 1995 is attached hereto and incorporated herein by this reference.

33. Exhibit G-1 dated December 20, 1995 is attached hereto and incorporated herein by this reference.

34.    Exhibit F is deleted in its entirety.

35. Exhibit N dated 2/24/94 is deleted in its entirety and replaced by Exhibit N dated November 27, 1995 attached hereto and incorporated herein by this reference.

Except as so amended, the Agreement is confirmed in its entirety.

SUN MICROSYSTEMS, INC.,                     NETWORK PERIPHERALS INC.
acting by and through its division,
Sun Microsystems Computer Company

BY:     __________________________          BY:     ____________________________

NAME:   __________________________          NAME:   ____________________________

TITLE:  __________________________          TITLE:  ____________________________

DATE:   __________________________          DATE:   ____________________________

SUNSOFT, INC.

BY:     __________________________

NAME:   __________________________

TITLE:  __________________________

DATE:   __________________________

January 16, 1996    ff                 3               Network Peripherals, Inc.

                         Exbihit A: Sun FDDI Sbus Adapter 4.0
                         Product Requirements

                         _______________________________________________________

                         * "Confidential portion has been omitted and filed separately with the Commission."

                                    EXHIBIT C
                           SUPPLIER'S QUALITY PROGRAM


* "Confidential portion has been omitted and filed separately with the Commission."

                                   EXHIBIT C-1
                    ADDITIONAL CUSTOMER SUPPORT REQUIREMENTS


* "Confidential portion has been omitted and filed separately with the Commission."

                            Exhibit G-1: Sun FDDI 4.0
                               SUN UNIQUE ELEMENTS


* "Confidential portion has been omitted and filed separately with the Commission."

                                    EXHIBIT N
                              Pricing and Leadtime


* "Confidential portion has been omitted and filed separately with the Commission."

                                   EXHIBIT N-1
                             Materials and Leadtimes


* "Confidential portion has been omitted and filed separately with the Commission."

                                    Exhibit R
                           Customer Support Provisions


* "Confidential portion has been omitted and filed separately with the Commission."

                                   Exhibit R-1
                             NP's Repair Facilities


* "Confidential portion has been omitted and filed separately with the Commission."

                                   Exhibit R-2
                          Sun's Repair Depots and TPMs


* "Confidential portion has been omitted and filed separately with the Commission."

                                   Exhibit R-3
                             Out of Warranty Repair


* "Confidential portion has been omitted and filed separately with the Commission."

                                   Exhibit R-4
                                   NTF Charges


* "Confidential portion has been omitted and filed separately with the Commission."

                     AMENDMENT #2 TO SUN MICROSYSTEMS, INC.
                       DEVELOPMENT AND PURCHASE AGREEMENT

Sun Microsystems, Inc. ("Sun") and Network Peripherals Inc. ("NP") hereby agree to amend the Development and Purchase Agreement between them dated 2/25/94 ("Agreement") as follows:

1. In the event of a conflict between the terms and conditions of this Amendment No. 2 and the Agreement as it relates to the OEM Products listed in Exhibit N-2, this Amendment No. 2 shall take precedence.

2.     Reference   Section  1.4,  2.3  and  2.4.   There  are  no   "Development
       Deliverables" associated with the OEM Products set forth in Exhibit N-2.

3. Within thirty (30) days after execution of this Amendment No. 2, NP will deliver all materials described in 19.2 related to SunFDDI 5.0 to Sun's designated Escrow Agent.

4.     In Section 24, Administration, change Sun's primary administrator to:

       "Mayita Sanchz
       Sun Microsystems, Inc.
       2550 Garcia Avenue, UMIL01-118
       Ph: (408) 276-2797
       Fax: (408) 945-6498"

5. Exhibit A-1 titled "SunFDDI 5.0 Product Specification", Sun Part Number * "Confidential portion has been omitted and filed separately with the Commission.", is attached hereto and incorporated herein by this reference.

6. In Exhibit C, Section 2.0. insert the following after the headings indicated:

       * "Confidential portion has been omitted and filed separately with the Commission."

7.     Exhibit F dated 4/1/93 is deleted in its entirety.

8. Exhibit G, SunFDDI 5.0 Sun Unique Elements is attached hereto and incorporated herein by this reference.

9. Exhibit N-1 dated January 18, 1996 is deleted in its entirety and replaced by Exhibit N-1 dated September 18, 1996

10. Exhibit N-2 dated November 11, 1996 is attached hereto and incorporated herein by this reference.

11. Exhibit R-3 dated December 5, 1995, is deleted in its entirety and replaced by Exhibit R-3 dated October 3, 1996 attached hereto.

Except as so amended, the Agreement is confirmed in its entirety.

SUN MICROSYSTEMS, INC.,                     NETWORK PERIPHERALS INC.

BY:     __________________________          BY:     ____________________________

NAME:   __________________________          NAME:   ____________________________

TITLE:  __________________________          TITLE:  ____________________________

DATE:   __________________________          DATE:   ____________________________

November 11, 1996 ff                   1               Network Peripherals, Inc.

                       Sun FDDI 5.0 Product Specification
                       Exhibit A-1
                       _________________________________________________________


                                             *  "Confidential  portion  has been
                                             omitted and filed  separately  with
                                             the Commission."

                      Sun FDDI Sbus Adapter 5.0
                      Product Requirements
                      __________________________________________________________


                      *  "Confidential   portion  has  been  omitted  and  filed
                      separately with the Commission."

                      Exhibit G: Sun FDDI 5.0
                      Sun Unique Elements
                      __________________________________________________________


                      *  "Confidential   portion  has  been  omitted  and  filed
                      separately with the Commission."

                                   EXHIBIT N-1
                             Materials and Leadtimes


* "Confidential portion has been omitted and filed separately with the Commission."

                                   EXHIBIT N-2
                              Pricing and Leadtime


* "Confidential portion has been omitted and filed separately with the Commission."

                                   Exhibit R-3
                             Out of Warranty Repair


* "Confidential portion has been omitted and filed separately with the Commission."